Exhibit 21.1

Subsidiaries of Owens Corning (12/31/2018)	State or Other Jurisdiction Under the Laws of Which Organized
0979301 B.C. ULC	British Columbia
AS Paroc	Estonia
Crown Mfg. Inc.	Ontario
Deutsche Foamglas GmbH	Germany
Dutch OC Coöperatief Invest U.A.	The Netherlands
Engineered Pipe Systems, Inc.	Delaware
Eric Company	Delaware
European Owens Corning Fiberglas SPRL	Belgium
Finefiber (Shanghai) Building Material Co. Ltd.	China
Finefiber Insulation Co. Pte. Ltd.	Singapore
Foamglas (Italia) SRL	Italy
Foamglas (Nordic) AB	Sweden
Guangde SKD Rock Wool Manufacturing Company Limited	China
IBCO SRL	Barbados
International Packaging Products Pvt. Ltd.	India
InterWrap (Hong Kong) Ltd.	Hong Kong
InterWrap (Qingdao) Trading Co., Ltd.	China
InterWrap Corp.	Oregon
InterWrap Corp. Pvt. Ltd.	India
Inversiones Owens Corning Chile Holdings Limitada	Chile
IPM Inc.	Delaware
OC Canada Finance Inc.	Canada
OC Canada Holdings General Partnership	Delaware
OC Celfortec Company	Nova Scotia
OC Latin American Holdings GmbH	Austria
OC NL Invest Coöperatief U.A.	The Netherlands
OC PRO CV	The Netherlands
OC Steklovolokno AO	Russia
OCCV1, Inc.	Delaware
OCCV2, LLC	Delaware
OCV (Thailand) Co. Limited	Thailand
OCV Chambéry France	France
OCV Chambéry International	France
OCV Finance, LLC	Delaware
OCV Intellectual Capital, LLC	Delaware
OCV Italia Srl	Italy
OCV Mexico S. de R.L. de C.V.	Mexico
OCV Servicios Mexico, S.A. de C.V.	Mexico
OOO Paroc	Russia
Owens Corning (Australia) Pty Limited	Australia

Owens Corning (China) Investment Company Limited	China
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning (Nanjing) Building Materials Co., Ltd.	China
Owens Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd	Singapore
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning (Xi’an) Building Materials Co., Ltd.	China
Owens Corning Alloy Canada GP Inc.	Canada
Owens Corning Alloy Canada LP	Manitoba
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Automotive, LLC	Delaware
Owens Corning BM (Korea), Ltd	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Canada GP Inc.	Canada
Owens Corning Canada Holdings B.V.	The Netherlands
Owens Corning Canada Holdings ULC	British Columbia
Owens Corning Canada LP	Manitoba
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning Celfortec Canada GP Inc.	Canada
Owens Corning Celfortec LP	Manitoba
Owens Corning Composite Materials Canada GP Inc.	Nova Scotia
Owens Corning Composite Materials Canada LP	Manitoba
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Composites (Beijing) Co., Ltd.	China
Owens Corning Composites (China) Co., Ltd.	China
Owens Corning Construction Services, LLC	Delaware
Owens Corning Elaminator Insulation Systems, LLC	Delaware
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning Fabrics (Changzhou) Co., Ltd.	China
Owens Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens Corning Fiberglas Espana, SL	Spain
Owens Corning Fiberglas France	France
Owens Corning Financial Services ULC	Nova Scotia
Owens Corning Finland Oy	Finland
Owens Corning Foam Insulation, LLC	Delaware
Owens Corning Franchising, LLC	Delaware
Owens-Corning Funding Corporation	Delaware
Owens Corning GlassMetal Services (Suzhou) Co., Ltd.	China
Owens Corning Global Holdings LP	British Columbia
Owens Corning Holdings 1 CV	The Netherlands

Owens Corning Holdings 3 CV	The Netherlands
Owens Corning Holdings 4 CV	The Netherlands
Owens Corning Holdings 5 CV	The Netherlands
Owens Corning Holdings Holland B.V.	The Netherlands
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning Hong Kong Limited	Hong Kong
Owens Corning HT, Inc.	Delaware
Owens Corning Industries (India) Private Limited	India
Owens Corning Infrastructure Solutions, LLC	Delaware
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada GP Inc.	Canada
Owens Corning Insulating Systems Canada LP	Manitoba
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning InterWrap Canada GP Inc.	Ontario
Owens Corning InterWrap Canada LP	Manitoba
Owens Corning Japan, LLC	Japan
Owens Corning Kohold B.V.	The Netherlands
Owens Corning Korea	Korea
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens Corning Mineral Wool, LLC	Delaware
Owens Corning Non-Woven - Blythewood, LLC	Delaware
Owens Corning Non-Woven Technology, LLC	Delaware
Owens Corning Receivables LLC	Delaware
Owens Corning Reinforcements (Hangzhou) Co., Ltd.	China
Owens Corning Remodeling Canada GP Inc.	Canada
Owens Corning Remodeling Canada LP	Manitoba
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Sales, LLC	Delaware
Owens Corning Science and Technology, LLC	Delaware
Owens Corning Sunrooms Franchising, LLC	Delaware
Owens Corning Supplementary Pension Plan Limited	United Kingdom
Owens Corning Technical Fabrics, LLC	Delaware
Owens Corning U.S. Holdings, LLC	Delaware
Owens-Corning (India) Private Limited	India
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Paroc AB	Sweden
Paroc GmbH	Germany
Paroc Group Oy	Finland
Paroc Limited	United Kingdom
Paroc Oy Ab	Finland

Paroc Polska Sp. z o.o.	Poland
Paroc Sverige AB	Sweden
Pittsburgh Corning (United Kingdom) Limited	United Kingdom
Pittsburgh Corning (Yantai) Insulation Materials Co., Ltd	China
Pittsburgh Corning Asia Limited	Hong Kong
Pittsburgh Corning CR, S.R.O.	Czech Republic
Pittsburgh Corning Europe N.V.	Belgium
Pittsburgh Corning France	France
Pittsburgh Corning Gesellschaft m.b.h.	Austria
Pittsburgh Corning Nederland B.V.	The Netherlands
Pittsburgh Corning Singapore Pte., Ltd	Singapore
Pittsburgh Corning Suisse SA	Switzerland
Pittsburgh Corning, LLC	Delaware
Qingdao Novia Polymer Co., Ltd.	China
SIA Paroc	Latvia
Soltech, Inc.	Kentucky
TF Holding Corp.	Delaware
Thermafiber, Inc.	Delaware
Transandina de Comercio S.A.	Chile
UAB Paroc	Lithuania